Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2017 relating to the financial statements, which appears in Centrus Energy Corp.’s Annual Report on Form 10-K for the year ended December 31, 2016.
 /s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
June 6, 2017